INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                          CASH MANAGEMENT SYSTEMS, INC.
                                       AND
                       MILESTONE CAPITAL MANAGEMENT, L.P.



         AGREEMENT made as of the 1st day of September, 1999, by and between Cash Management Systems, Inc., a Nevada corporation (the "Adviser") and Milestone Capital Management, L.P., a limited partnership organized under the laws of the State of New York (the "Sub-Adviser").

         WHEREAS, the Adviser provides investment advisory services to The Cash Fund (the "Fund"), a series of AmeriPrime Funds, an Ohio business trust (the "Trust"), which is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to a Management Agreement dated (the Management Agreement"); and

         WHEREAS, the Sub-Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

         WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment subadvisory services in connection with the Fund and the Sub-Adviser represents that it is willing and possesses legal authority to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Adviser hereby appoints the Sub-Adviser to act as investment subadviser to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. DELIVERY OF DOCUMENTS. The Adviser has delivered to the Sub-Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:



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     (a)  the Trust's Declaration of Trust ;

     (b)  the By-Laws of the Trust;

     (c) resolutions of the Board of Trustees of the Trust authorizing the execution and delivery of the Advisory Agreement and this Agreement;

     (d) the most recent Post-Effective Amendment to the Trust's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, on Form N-1A as filed with the Securities and Exchange Commission (the "Commission");

     (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission; and

     (f) the currently effective Prospectus and Statement of Additional Information of the Fund.

3. INVESTMENT ADVISORY SERVICES.

     (a) MANAGEMENT OF THE FUND. The Sub-Adviser hereby undertakes to act as investment subadviser to the Fund. The Sub-Adviser shall regularly provide investment advice to the Fund and continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Fund and, in furtherance thereof, shall:

          (i) obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, the Fund's investment program, and the issuers of securities included in the Fund's portfolio and the industries in which they engage, or which may relate to securities or other investments which the Sub-Adviser may deem desirable for inclusion in the Fund's portfolio;

          (ii) determine which issuers and securities shall be included in the portfolio of the Fund;

          (iii) furnish a continuous investment program for the Fund;

          (iv) in its discretion, and without prior consultation, buy, sell, lend and otherwise trade any securities and investment instruments on behalf of the Fund; and

          (v) take, on behalf of the Fund, all actions the Sub-Adviser may deem necessary in order to carry into effect such investment program and the Sub-Adviser's functions as provided above, including the making of appropriate periodic reports to the Adviser and the Trust's Board of Trustees.

     (b) COVENANTS. The Sub-Adviser shall carry out its investment subadvisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in: (i) the Fund's Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Trust's Declaration of Trust, By-Laws or other governing instruments, as amended from time to time;
          (iii) the 1940 Act; (iv) other applicable laws; and (v) such other investment policies, procedures and/or limitations as may be adopted by the Trust or the Adviser with respect to the Fund and provided to the Sub-Adviser in writing. The management of the Fund by the Sub-Adviser shall at all times be subject to the oversight and supervision of the Adviser and the Trust's Board of Trustees.

     (c) RESEARCH AND CREDIT SERVICES. The Sub-Adviser may obtain at its own expense,supplemental research and credit services from others in connection with its provision of services to the Fund under this Agreement.

     (d) BOOKS AND RECORDS. Pursuant to applicable law, the Sub-Adviser shall keep the Fund's books and records required to be maintained by, or on behalf of, the Fund with respect to subadvisory services rendered hereunder. The Sub-Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund's or the Adviser's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records of the Fund required to be preserved by Rule 31a-1 under the 1940 Act.

     (e) REPORTS, EVALUATIONS AND OTHER SERVICES. The Sub-Adviser shall furnish reports, evaluations, information or analyses to the Adviser and the Trust with respect to the Fund and in connection with the Sub-Adviser's services hereunder as the Adviser and/or the Trust's Board of Trustees may request from time to time or as the Sub-Adviser may otherwise deem to be desirable. The Sub-Adviser shall make recommendations to the Adviser and the Trust's Board of Trustees with respect to the Fund's policies, and shall carry out such policies as are adopted by the Board of Trustees. The Sub-Adviser may, subject to review by the Adviser, furnish such other services as the Sub-Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

     (f) BROKERAGE. In placing orders with brokers and/or dealers, the Sub-Adviser is directed at all times to seek best price and execution for purchases and sales on behalf of the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. Subject to such conditions as may be imposed by the Trust's Board of Trustees, the Sub-Adviser may pay commissions to brokers and/or dealers that are higher than might be charged by another qualified broker to obtain brokerage and/or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) considered by the Sub-Adviser to be useful or desirable in the performance of the Sub-Adviser's duties hereunder, if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or Sub-Adviser's overall responsibilities with respect to the Fund and to accounts over which Sub-Adviser exercises investment discretion. The Sub-Adviser understands and acknowledges that, although the information may be useful to the Fund and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund. Subject to the foregoing and to such conditions as may be imposed by the Adviser or the Trust's Board of Trustees and the provisions of the 1940 Act, Exchange Act and other applicable law, nothing herein shall prohibit the Sub-Adviser from selecting brokers and/or dealers who are "affiliated persons" of the Sub-Adviser, the Adviser or the Trust.

          Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, and subject to seeking best qualitative execution as described above, the Sub-Adviser may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

     (g) AGGREGATION OF SECURITIES TRANSACTIONS. In executing portfolio transactions for the Fund, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other funds or its other clients if, in the Sub-Adviser's reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the policies set forth in the Trust's registration statement and the Fund's Prospectus and Statement of Additional Information. In such event, the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Fund and such other clients.

4.   REPRESENTATIONS AND WARRANTIES.

     (a) The Sub-Adviser hereby represents and warrants to the Adviser as follows:

          (i) The Sub-Adviser is a Limited Partnership duly organized and in good standing under the laws of the State of New York and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          (ii) The Sub-Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Sub-Adviser shall maintain such registration in effect at all times during the term of this Agreement.

          (iii) The Sub-Adviser at all times shall provide its best judgment and effort to the Adviser in carrying out the Sub-Adviser's obligations hereunder.

          (iv) The Sub-Adviser shall promptly notify the Adviser and the Trust of any changes in general partner(s).

     (b) The Adviser hereby represents and warrants to the Sub-Adviser as follows:

          (i) The Adviser is a corporation duly organized and in good standing under the laws of the State of Nevada and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          (ii) The Trust has been duly organized as a business trust under the laws of the State of Ohio.

          (iii) The Trust is registered as an investment company with the Commission under the 1940 Act, and shares of the Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement. (iv)The Adviser will not include in the Prospectus and Statement of Additional Information of the Fund or in supplemental materials to investors information on the Sub-Adviser that has not been provided or reviewed by the Sub-Adviser.

5. COMPENSATION. As compensation for the services which the Sub-Adviser is to provide or cause to be provided pursuant to Paragraph 3, with respect to the Fund, the Adviser shall pay to the Sub-Adviser (or cause to be paid by the Trust directly to the Sub-Adviser) a fee, which shall be accrued daily and paid promptly in arrears after the last business day of each month, at an annual rate of 0.08% of the average daily net assets of the Fund during the preceding month (computed in the manner set forth in the Fund's most recent Prospectus and Statement of Additional Information). In the event that the Adviser waives a portion of the Advisory fee paid to it by the Fund, the Sub-Adviser shall not be required to similarly waive a portion of its sub-advisory fee. Average daily net assets shall be based upon determinations of net assets made as of the close of business on each business day throughout such month. The fee for any partial month shall be calculated on a proportionate basis, based upon average daily net assets for such partial month.

6. EXPENSES. The Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions) purchased for or sold by the Fund.

7. NON-EXCLUSIVE SERVICES; LIMITATION OF SUB-ADVISER'S LIABILITY. The services of the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser may render similar services to others and engage in other activities. The Sub-Adviser and its affiliates may enter into other agreements with the Fund, the Trust or the Adviser for providing additional services to the Fund, the Trust or the Adviser which are not covered by this Agreement, and to receive additional compensation for such services. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Sub-Adviser nor any of its partners, officers, agents or employees shall be liable or responsible to the Adviser, the Trust, the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Adviser, the Trust, the Fund, or any shareholder of the Fund in connection with the performance of this Agreement.

8. EFFECTIVE DATE; MODIFICATIONS; TERMINATION. This Agreement shall become effective on the date hereof (the "Effective Date") provided that it shall have been approved by a majority of the outstanding voting securities of the Fund, in accordance with the requirements of the 1940 Act, or such later date as may be agreed by the parties following such shareholder approval.

     (a) This Agreement shall continue in force for two years from the Effective Date and shall continue in effect from year to year thereafter for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by a vote of the Board of Trustees of the Trust or a majority of the outstanding voting securities of the Fund.

     (b) The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     (c) Notwithstanding the foregoing provisions of this Paragraph 8, either party hereto may terminate this Agreement at any time on sixty (60) days' prior written notice to the other, without payment of any penalty. A termination of the Sub-Adviser may be effected by the Adviser, by a vote of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

9. CERTAIN DEFINITIONS. The terms "vote of a majority of the outstanding voting securities," "assignment," "control," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

10. INDEPENDENT CONTRACTOR. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

11. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act.

12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

13. NOTICES. Notices of any kind to be given to the Adviser hereunder by the Sub-Adviser shall be in writing and shall be duly given if mailed or delivered to the Adviser at 290 Turnpike Road, Westborough, MA 01581 or at such other address or to such individual as shall be so specified by the Adviser to the Sub-Adviser. Notices of any kind to be given to the Sub-Adviser hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Sub-Adviser at One Executive Boulevard, Yonkers, New York 10701 or at such other address or to such individual as shall be so specified by the Sub-Adviser to the Adviser. Notices shall be effective upon delivery.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

CASH MANAGEMENT SYSTEMS, INC.               MILESTONE CAPITAL MANAGEMENT, L.P.


By: __/s/_________________________           By:__/s/__________________
Name:    David Reavill                       Name: Janet Hanson
Title:   President                           Title: President/CEO







9882 10/1/99  2:19 PM